Exhibit 10.13

AMENDMENT TO HUMAN RESOURCES AND INTERNAL

COMMUNICATIONS TRANSITION SERVICES AGREEMENT

This AMENDMENT (“Amendment”) to the HUMAN RESOURCES AND INTERNAL COMMUNICATIONS TRANSITION SERVICES AGREEMENT (“Agreement”) dated November 19, 2011, by and between MARRIOTT INTERNATIONAL, INC., a Delaware corporation (“MII”), and MARRIOTT VACATIONS WORLDWIDE CORPORATION, a Delaware corporation (“MVWC”) is made and entered into on October 26, 2012. Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Agreement.

WHEREAS, Section 1 of the Agreement provides, in part, that MVWC may terminate the Agreement for any reason or no reason upon one hundred twenty (120) days notice to MII.

WHEREAS, Client is currently negotiating a contract for the provision of outsourcing services, including human resources services, with ADP, Inc., and anticipates that negotiations, contract execution, testing and implementation will proceed over the next 90 to 120 days.

WHEREAS, Client desires to ensure that human resources transition services be delivered in a timely and accurate manner throughout the period of transition from Service Provider to ADP.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Amendment, Service Provider and Client hereby agree that the Agreement be, and hereby is, amended as follows:

1.	Client may give the notice of termination specified in Section 1 subject to an extension of the termination date upon further notice by Client on or before November 16, 2012, to the end of the first, second, third or fourth Marriott payroll quarter in 2013; provided that, (i) Client maintains its current platform with AonHewitt for PeopleSoft HR and employee benefits administration for the period Services are performed under this amendment; (ii) any subsequent notification by Client shall be subject to the notice period in Section 1; and provided that (iii) any Services performed after the fourth payroll quarter in 2012 shall exclude the following:

•	Talent Acquisition Services

•	Merit and Bonus Processing

•	Commissions Processing

2.	Except as otherwise provided in paragraph 1 above, MII and MVWC mutually agree that this Amendment does not constitute a waiver of any of their rights under the Agreement.

3.	Except as specifically modified by this Amendment, all provisions of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

MARRIOTT VACATIONS WORLDWIDE CORPORATION

By:	/s/ Michael E. Yonker
	Name:	Michael E. Yonker
	Title:	Executive Vice President &
Chief Executive Human Resources Officer

MARRIOTT INTERNATIONAL, INC.

By:	/s/ David A. Rodriguez
	Name:	David A. Rodriguez
	Title:	Executive Vice President &
Chief Executive Human Resources Officer